Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “XTANT MEDICAL HOLDINGS, INC.”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF AUGUST,

A.D. 2023, AT 10:14 O`CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4202199 8100	Authentication: 203964115
SR# 20233248933	Date: 08-15-23
You may verify this certificate online at corp.delaware.gov/authver.shtml

RESTATED CERTIFICATE OF INCORPORATION
OF

xtant medical holdings, inc.

Pursuant to Section 245 of the

General Corporation Law of

the State of Delaware

Xtant Medical Holdings, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Xtant Medical Holdings, Inc. (the “Corporation”) and that the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 8, 2006, under the name K-KITZ, Incorporated, which Certificate of Incorporation was amended by the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 24, 2011, the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 13, 2018, the Certificate of Amendment thereto filed with the Secretary of State of the State of Delaware on October 30, 2019, the Certificate of Amendment thereto filed with the Secretary of State of the State of Delaware on October 1, 2020, and the three Certificates of Amendment thereto filed with the Secretary of State of the State of Delaware on July 26, 2023.

SECOND: That this Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation’s Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions in the Corporation’s Certificate of Incorporation as theretofore amended or supplemented and the provisions of this Restated Certificate of Incorporation.

THIRD: That the Board of Directors duly adopted resolutions approving the restatement and integration of the Corporation’s Certificate of Incorporation pursuant to Section 245 of the General Corporation Law, declaring said restatement and integration to be advisable and in the best interests of the Corporation and its stockholders, which resolution setting forth the proposed restatement and integration is as follows:

RESOLVED, that the Certificate of Incorporation, as amended, of the Corporation be restated in its entirety to read as follows:

ARTICLE I: NAME

The name of the Corporation is Xtant Medical Holdings, Inc.

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808, and the name of the registered agent therein and in charge thereof is Corporation Service Company.

ARTICLE III: PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV: AUTHORIZED STOCK

1. Total Authorized. The total number of shares of all classes of stock which the Corporation shall have authority to issue:

COMMON STOCK: Three Hundred Million (300,000,000) with a par value of $0.000001 (USD)

PREFERRED STOCK: Ten Million (10,000,000) with a par value of $0.000001 (USD)

2. Increase or Decrease in Authorized Capital Stock. The Board of Directors is authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series (including a series of Preferred Stock), the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Amended and Restated Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

3. Rights of Preferred Stock.

3.1 The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution or resolutions, to fix the number of shares of any series of Preferred Stock and to determine the designation, powers, rights, preferences, qualifications, limitations, privileges and restrictions, if any, of any wholly unissued series of Preferred Stock, including without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

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3.2 Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provision, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting powers, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

4. Rights of Common Stock. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote of holders of Common Stock at a meeting of stockholders.

ARTICLE V: AMENDMENT OF BY-LAWS

The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

ARTICLE VI: MATTERS RELATING TO THE BOARD OF DIRECTORS

1. Director Powers. The affairs of the Corporation shall be governed by a Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2. Number of Directors. Subject to the rights (if any) of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be such as from time to time shall be fixed exclusively by resolution adopted by a majority of the Board of Directors; provided, however, that prior to July 26, 2030, fixing the number of directors of the Corporation at more than seven (7) directors shall require the approval of at least 75% of the directors of the Corporation then holding office.

3. Limitations of Liability. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

4. Indemnification. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director at the request of the Corporation or any predecessor to the Corporation.

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5. Change in Right. Any repeal or modification of Sections 3 or 4 of this ARTICLE VI, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with such Sections 3 or 4 of this ARTICLE VI, by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, modification or adoption of an inconsistent provision.

6. Vote by Ballot. Election of directors need not be by ballot unless the by-laws so provide.

7. No Classified Board. Commencing with the 2018 annual meeting of stockholders, directors shall not be divided into separate classes, and all directors shall hold office until the next annual meeting of stockholders and until the election and qualification of such directors’ respective successors, subject to such directors’ earlier death, resignation, disqualification or removal.

8. Removal. Each director shall hold office until the expiration of such director’s term of office and until such director’s successor shall have been elected and qualified, or until such director’s earlier resignation, removal or death. A director elected to fill a vacancy in the manner provided in the Bylaws shall hold office for the remainder of the term of the predecessor director and until such director’s successor has been elected and qualified, or until such director’s earlier resignation, removal or death.

ARTICLE VII: MATTERS RELATING TO STOCKHOLDERS

1. Special Meetings. Special meetings of the stockholders may be called only by the (i) Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors; (ii) the chairman of the Board of Directors; or (iii) the chief executive officer of the Corporation.

2. No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.

3. Business Combinations. The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE VIII: GENERAL PROVISIONS

1. Severability. If any provision of this Amended and Restated Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amended and Restated Certificate of Incorporation, and the court will replace such illegal, void or unenforceable provision of this Amended and Restated Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Amended and Restated Certificate of Incorporation shall be enforceable in accordance with its terms.

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2. Forum. Unless the Corporation consents in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, a state court located within the State of Delaware or, if no state court located within the State of Delaware has subject matter jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising under any provision of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation, or the Bylaws of the Corporation (in each case, as they may be amended from time to time), or (iv) any action asserting a claim governed by the internal-affairs doctrine. Unless the Corporation consents in writing to an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by applicable law, the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation will be deemed to have notice of and consented to the provisions of this section.

3. Amendment of this Amended and Restated Certificate of Incorporation. The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of applicable law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the capital stock of this corporation required by applicable law or by this Amended and Restated Certificate of Incorporation, any amendment to or repeal of Articles V, VI, VII or VIII of this Amended and Restated Certificate of Incorporation (or the adoption of any provision inconsistent therewith) shall require the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE IX: MATTERS RELATING TO OFFICERS

1. Limitations of Liability. To the fullest extent permitted by law, an officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer; provided, however, that the foregoing shall not eliminate or limit the liability of an officer (i) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the officer derived an improper personal benefit, or (iv) in any action by or in the right of the Corporation. If the General Corporation Law of the State of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

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2. Change in Right. Any repeal or modification of Section 1 of this ARTICLE IX, or the adoption of any provision of this Amended and Restated Certificate of Incorporation, as amended, inconsistent with such Section 1 of this ARTICLE IX, by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of an officer of the Corporation existing at the time of such repeal, modification or adoption of an inconsistent provision.

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed this 15th day of July, 2023, in its name and on its behalf by its President and Chief Executive Officer of the Corporation, pursuant to Section 103 of the General Corporation Law of the State of Delaware.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Sean E. Browne
Sean E. Browne
Its:	President and Chief Executive Officer

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